Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

RHINO OUTDOOR INTERNATIONAL, INC.

        WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

For Value Received, RHINO OUTDOOR INTERNATIONAL, INC., a Nevada corporation ("Company") hereby certifies that YAMABUGGY, LLC, a Delaware limited liability company ("Holder"), or assigns, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Time) on December 31, 2010, ( "Expiration Date"), up to Fifty Million (50,000,000) fully paid and nonassessable shares of Common Stock of the Company, subject to adjustment as hereinafter provided.  Holder may purchase such number of shares of Common Stock at a purchase price per share, as appropriately adjusted pursuant to Section 6 hereof, of $0.072 per share ("Exercise Price").  The Holder may purchase such number of shares of Common Stock equal the Exercise Price divided by the net revenues paid to the Company’s wholly-owned subsidiary, Yamabuggy Sales and Distribution, Inc. pursuant to the Sales and Distribution Agreement dated October 15, 2007. Notwithstanding the foregoing, Holder may, at any time and from time to time, following a “Trigger Event”, purchase the shares of Common Stock. The term “Trigger Event” shall refer to the sale of all or substantially all of the assets of the Company or any  merger or acquisition of the Company or any other business combination transaction to which the Company is a party. The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.  The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

Section 1.   EXERCISE OF WARRANT.

This Warrant may be exercised in whole or in part, but in no more than three parts, on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in  the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant dated as of the date hereof and evidencing the rights of holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

In addition to and without limiting the rights of Holder under any other terms set forth herein, Holder shall have the right, upon written request by Holder delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time on or before the Expiration Date, for the number of shares if Common Stock of the Company having an aggregate current market price on the date of such exchange, determined as provided in Section 3 below,  equal to the difference between (a) the aggregate current market value on the date of such exchange, determined as previously set forth, of a number of Warrant Shares designated Holder ("Designated Shares"), and (b) the aggregate Exercise Price Holder would have paid to the Company to purchase the Designated Shares upon exercise of this Warrant.  Upon such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by the number of Designated Shares and, if a balance of purchasable Warrant Shares; provided, that no fractional shares shall be issuable upon such exchange, and if the number of shares of Common Stock determined in accordance with the foregoing formula is other than a whole number, the Company shall pay Holder an amount by check, determined in accordance with the provisions of Section 3.

Section 2.   RESERVATION OF SHARES.

The Company hereby agrees that at all timer there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock of other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant.  All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

Section 3.   FRACTIONAL SHARES.

The Company will not issue a fractional share of Common Stock upon exercise of a Warrant.  In lieu of the issuance of any such fractional shares, the Company shall make a cash payment equal to the then fair market value of the of such fractional shares as determined by the Board of Directors.

Section 4.   TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

(a)           Subject to the provisions of Section 9, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee.

(b)           Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants dated as of the date hereof and registered in the name of the assignee named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall be promptly canceled.
(c)           Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, (such as an affidavit of the registered Holder) and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.  In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorney's fees and expense incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

Section 5.   RIGHTS OF HOLDER.

Holder shall not, by virtue thereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant.  Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 6.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

(a)           Adjustment for change in Capital Stock.  If at any time after the date hereof the Company:

(i)	pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock;

(ii)	subdivides its outstanding shares of Common Stock into a greater number ofshares;

(iii)	combines its outstanding shares of Common Stock into a smaller number ofshares;

(iv)	makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)
issues by reclassification, recapitalization or reorganization of this Common Stock or in exchange for its Common Stock any shares of its capital stock; then the Exercise Price in effect immediately prior to such action and the number and kind (if applicable) of securities purchasable upon exercise of this Warrant shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Minimum Adjustment.  All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

(c)           Deferral of Issuance or Payment.  In any case which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the shares of Common stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

(d)           When No Adjustment Required.  No adjustment shall be required for a change in the par value or no par value of the Common Stock.  To the extent this Warrant becomes exercisable into cash, no adjustment shall be required thereafter as to the cash, and interest will not accrue on the cash.

(e)           Notice of Certain Actions.  In the event that:

(i)           the Company shall authorize the issuance to all holders of its common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrant options or convertible securities, or

(ii)           the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

(iii)           the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

(iv)           the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

(v)           the Company proposes to take any action (other than actions of the character described in subsection (a) of this Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6; then the Company shall cause to be mailed by first-class mail to Holder, at least ten (10) days prior to the applicable record of effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions is expected to be made, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding-up; provided, however, that Holder shall make a best efforts attempt to respond to such notice (to the extent any such response is required or permitted hereunder or is reasonable requested by the Company) as early as possible after the receipt thereof .

(vi)           No Adjustment After Exercise of Warrant.  no adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares after exercise of this Warrant.

Section 7.   NOTICE OF ADJUSTMENT.

Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by certified or registered mail, postage paid and return receipt requested, addressed to the registered Holder at the address of such Holder as shown on the books of the company.  The notice shall be signed by the Company's chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 8.   RECLASSIFICATION, REORGANIZATION, CONSOLIDATION,OR MERGER.

In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, to purchase the kind and amount of shares of stock and other securities and property, including cash,  receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance,; provided, however, that in the event (a) the value of the stock, securities or other assets or property, determined in good faith by the Board of Directors of the Company,  issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of the merger (after giving effect to any adjustment in such Exercise Price required to be made under the terms of this Warrant), and (b) the securities received in such reorganization, if any, are publicly traded, then this Warrant shall expires unless exercised prior to the reorganization.

Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to adjustments provided for in this Warrant.  The foregoing provisions of this Section 8 shall similarly apply to successive consolidations, mergers, sales or conveyances.  In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (a) of Section 6.

Section 9.                                TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with United Stated federal and state securities of blue sky laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended ("Securities Act"), and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.   THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RELEASE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend, except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Securities Act,  shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein.  The provisions of this Section 9 shall be binding upon all subsequent holders of certificate for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

Holder shall have incidental registration rights as to the Warrant Shares under the Securities Act of 1933 at least as favorable as any other holder of such registration rights with the same number of shares of Common Stock as held by Holder.

 any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

Section 10.   MODIFICATION AND WAIVER.

Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company by the Holder.

Section 11.   NOTICES.

Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effective given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to Holder at its address as shown on the books of the Company, or to the company at the address indicated therefor in the first paragraph of this Warrant.

Section 12.   DESCRIPTIVE HEADINGS AND GOVERNING LAW.

 The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to its conflicts of laws principles.

Section 13.   NO IMPAIRMENT.

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of October 15, 2007.

COMPANY:

RHINO OUTDOOR INTERNATIONAL, INC.

By: /s/ HOWARD PEARL
     Howard Pearl President and CEO

HOLDER:

YAMA BUGGY, LLC

By: /s/ GREG ALEXANDER
     Greg Alexander, President

PURCHASE FORM

DATED:___________________

The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ______________ shares of Common Stock and hereby makes payment of $____________________________ in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

In exercising its rights to purchase the Common Stock, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other names as specified below.

Name: _____________________________

Signature: __________________________

Address: ___________________________

                 ___________________________

ASSIGNMENT FORM

DATED:______________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ____________________________ (“Assignee”) its rights to purchase up to _________________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint______________________,as attorney in fact, to transfer the same on the books of the Company, with full power of substitution in the premises.

______________________________

THE SIGNATURE TO THIS ASSIGNMENT FORM MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FACE OF THE WARRANT WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. OFFICERS OF CORPORATIONS AND THOSE ACTING IN A FIDUCIARY OR OTHER REPRESENTATION CAPACITY SHOULD FILE PROPER EVIDENCE OF AUTHORITY TO ASSIGN THE FOREGOING WARRANT.